Exhibit 12.2

CERTIFICATION REQUIRED BY RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Uri Birenberg, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of IM Cannabis Corp. (the "Issuer");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 19, 2024	By:	“Uri Birenberg”
Uri Birenberg
Chief Financial Officer
(Principal Financial and Accounting Officer)